Exhibit 10.1

FOURTH AMENDMENT

TO

LOAN AND SUBORDINATED DEBENTURE PURCHASE AGREEMENT

BETWEEN

LASALLE BANK NATIONAL ASSOCIATION

AND

TAYLOR CAPITAL GROUP, INC.

Fourth Amendment dated as of January 12, 2006

Third Amendment dated as of December 9, 2004

Second Amendment dated as of June 8, 2004

First Amendment dated as of November 27, 2003

Original Loan and Subordinated Debenture Purchase Agreement dated as of November 27, 2002
AMENDMENT PROVISIONS: PAGE
A.	Amendment to Definition of "Revolving Loan Amount"	1
B.	Amendment to Subsection 1.1 of the 2002 Loan Agreement	1
C.	Amendment to Section 2.1 of the 2002 Loan Agreement	2
D.	Termination of Term Loan and Subordinated Debt	2
E.	Amendment to Subsection 5.2.2 of the 2002 Loan Agreement	2
F.	Amendment to Subsection 5.7 of the 2002 Loan Agreement	3
G.	Amendment to Section 7 of the 2002 Loan Agreement	3
H.	Amendment to Exhibit B to the 2002 Loan Agreement	3
I.	Representations and Warranties	3
J.	Conditions	3
K.	Additional Terms	4

EXHIBITS:

EXHIBIT A - Form of Restated Revolving Note

EXHIBIT B - Form of Legal Opinion

FOURTH AMENDMENT TO

LOAN AND SUBORDINATED DEBENTURE PURCHASE AGREEMENT

This FOURTH AMENDMENT TO LOAN AND SUBORDINATED DEBENTURE PURCHASE AGREEMENT ("Fourth Amendment"), dated as of January 12, 2006, is entered into by and between TAYLOR CAPITAL GROUP, INC., a Delaware corporation ("Borrower"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Lender").

R E C I T A L S :

    The parties hereto have entered into that certain Loan and Subordinated Debenture Purchase Agreement, dated as of November 27, 2002, as previously amended, restated, supplemented or modified from time to time, including by that certain First Amendment to Loan and Subordinated Debenture Purchase Agreement, dated as of November 27, 2003, that certain Second Amendment to Loan and Subordinated Debenture Purchase Agreement, dated as of June 8, 2004, and that certain Third Amendment to Loan and Subordinated Debenture Purchase Agreement, dated as of December 9, 2004 (as so amended, restated, supplemented or modified, the "2002 Loan Agreement").

    The parties hereto desire to amend and modify the 2002 Loan Agreement in accordance with the terms and subject to the conditions set forth in this Fourth Amendment. As amended and modified by this Fourth Amendment, the 2002 Loan Agreement may be referred to as the "Agreement."

    The parties desire to amend the terms of the 2002 Loan Agreement (i) to increase the Revolving Loan Amount, (ii) to extend the Revolving Loan Maturity Date, (iii) to reflect the repayment of the Subordinated Debt and the Term Loan, (iv) to eliminate certain financial covenants, and (v) to make such other changes as are set forth in this Fourth Amendment. The parties agree to undertake such modifications in accordance with the terms, subject to the conditions, and in reliance upon the recitals, representations, warranties, and covenants set forth herein, in the Agreement, and in the other Loan Documents, irrespective of whether entered into or delivered on or after November 27, 2002.

    Capitalized terms used but not otherwise defined in this Fourth Amendment shall have the meanings respectively ascribed to them in the 2002 Loan Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T :

    Amendment to Definition of "Revolving Loan Amount". Clause (b) of Recital "B" to the 2002 Loan Agreement is hereby deleted and replaced in its entirety with the following: "(b) a revolving line-of-credit (the "Revolving Loan") in the principal amount of $20,000,000 (the "Revolving Loan Amount") and".

    Amendments to Subsection 1.1 of the 2002 Loan Agreement.

    (i) The term "Average Total Assets" is hereby deleted from subsection 1.1 of the 2002 Loan Agreement.

    (ii) The term "Interest Rate Floor Amount" is hereby deleted from subsection 1.1 of the 2002 Loan Agreement.

    (iii) The term "LIBOR Period" is hereby deleted from subsection 1.1 of the 2002 Loan Agreement and replaced in its entirety with the following:

    ""LIBOR Period" shall mean, with respect to a LIBO Rate Tranche, a period of 90 days, plus or minus one or two days; provided however, if the initial LIBOR Period does not commence on the first Business Day of a calendar month, the initial LIBOR Period shall end on the first Business Day of the immediately following calendar month; and provided further, no LIBOR Period shall extend beyond any Maturity Date."

    (iv) The term "Nonperforming Assets" is hereby deleted from subsection 1.1 of the 2002 Loan Agreement.

    (v) The term "Nonperforming Loans" is hereby deleted from subsection 1.1 of the 2002 Loan Agreement.

    (vi) The term "Permitted Distributions" is hereby deleted from subsection 1.1 of the 2002 Agreement.

    (vii) The term "Reserve for Loan and Lease Losses" is hereby deleted from subsection 1.1 of the 2002 Loan Agreement.

    (viii) The term "Revolving Loan Maturity Date" is hereby deleted from subsection 1.1 of the 2002 Loan Agreement and replaced in its entirety with the following:

    ""Revolving Loan Maturity Date" means November 27, 2006."

    (ix) The term "Tier 1 Capital" is hereby deleted from subsection 1.1 of the 2002 Loan Agreement.

    Amendment to Section 2.1 of the 2002 Loan Agreement. Section 2.1 of the 2002 Loan Agreement is hereby deleted and replaced in its entirety with the following:

"2.1. The Revolving Loan. Lender agrees to extend to Borrower the credit facility described in this Section 2.1 in the aggregate principal amount of the Revolving Loan Amount. Lender agrees to extend the Revolving Loan to Borrower in accordance with the terms of, and subject to the conditions set forth in, this Agreement, the Revolving Note and the other Loan Documents. An initial Borrowing Tranche under the Revolving Loan shall be borrowed on the Closing Date and, thereafter, any such Borrowing Tranche may be converted or renewed from time to time in accordance with the terms and subject to the conditions set forth in this Agreement. Subject to Section 2.6 and any other conditions and limitations set forth in this Agreement, any Borrowing Tranche under the Revolving Loan shall be treated as, at Borrower's election subject to and in accordance with the terms set forth in this Agreement: (a) a LIBO Rate Tranche and shall bear interest per annum at a rate equal to 1.15% (115 basis points) plus the LIBO Rate; or (b) a Base Rate Tranche and shall bear interest at a rate equal to the Base Rate minus 1.00% (100 basis points). The unpaid principal balance plus all accrued but unpaid interest on the Revolving Loan shall be due and payable on the Revolving Loan Maturity Date, or such earlier date on which such amount shall become due and payable on account of acceleration by Lender in accordance with the terms of the Revolving Note and this Agreement."

D. Termination of Term Loan and Subordinated Debt. The Term Loan and Subordinated Debt have been repaid in full by Borrower, the obligations of Lender with respect thereto are terminated and of no further force and effect, and Borrower has no right to borrow any amounts thereunder.

E. Amendment to Subsection 5.2.2 of the 2002 Loan Agreement. Subsection 5.2.2 of the 2002 Loan Agreement is hereby deleted and replaced in its entirety with the following:

"5.2.2 Distributions. Borrower may not, and shall cause its Subsidiaries to not, declare or pay any dividend or make (or otherwise become obligated to make) any other distribution in respect of its capital stock if an Event of Default has occurred and is continuing or if the declaration or payment of the dividend or the making of any other distribution would result in the occurrence of a Potential Event of Default or an Event of Default."

F. Amendment to Subsection 5.7 of the 2002 Loan Agreement. Subsection 5.7 is hereby deleted from the 2002 Loan Agreement.

G. Amendment to Section 7 of the 2002 Loan Agreement. Subsections 7.2, 7.3, 7.4, 7.5 and 7.6 of the 2002 Loan Agreement are hereby deleted in their entirety.

H. Amendment to Exhibit B to the 2002 Loan Agreement. Exhibit B attached to the 2002 Loan Agreement is hereby deleted and replaced in its entirety with Exhibit A attached to this Fourth Amendment.

I. Representations and Warranties. Borrower hereby represents and warrants to the Lender as follows:

    No Event of Default or Potential Event of Default has occurred and is continuing (or would result from the amendments contemplated hereby).

    The execution, delivery and performance by the Borrower of this Fourth Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by any Person (including any Governmental Agency) in order to be effective and enforceable.

    This Fourth Amendment, and the other Loan Documents (as amended by this Fourth Amendment) constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

    All representations and warranties of the Borrower in the 2002 Loan Agreement are true and correct, except, for the purposes of this Fourth Amendment only, all references in Section 4 of the 2002 Loan Agreement to (x) the term "Borrower 2001 Audited Financial Statements Date" shall be deemed to refer to "December 31, 2004 (as restated)"; (y) the term "Borrower 2001 Audited Financial Statements" shall be deemed to refer to "the consolidated audited financial statements of the Borrower as of the year ending December 31, 2004 (as restated)"; and (z) the term "Interim Financial Statements Date" shall be deemed to refer to call reports and regulatory filings (including Form FRY-9C filings) by the Subsidiary Bank for the period ending "September 30, 2005."

    The Borrower's obligations under the Agreement and under the other Loan Documents are not subject to any defense, counterclaim, set-off, right to recoupment, abatement or other claim.

J. Conditions. Notwithstanding anything to the contrary contained elsewhere in the Agreement, the obligation of Lender to extend the Revolving Loan Maturity Date, increase the Revolving Loan Amount, eliminate certain financial covenants and otherwise modify the 2002 Loan Agreement as contemplated by this Fourth Amendment shall be subject to the performance by the Borrower prior to the date on which this Fourth Amendment is executed (the "Amendment Closing Date") of all of its agreements theretofore to be performed under the Agreement and to the satisfaction of the following conditions precedent. The obligations to continue to make disbursements of proceeds under the Loans are, and shall remain, subject to the conditions precedent in the 2002 Loan Agreement and to the receipt by the Lender of all the following in form and substance satisfactory to the Lender and its counsel, and, where appropriate, duly executed and dated the Amendment Closing Date:

    a certificate of good standing of the Borrower, certified by the appropriate governmental official in its jurisdiction of incorporation and dated within the five business days preceding the date hereof;

    copies, certified by the Secretary or Assistant Secretary of the Borrower, of the (a) resolutions duly adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of this Fourth Amendment and the other documents to be delivered by the Borrower pursuant to this Fourth Amendment (the "Amendment-Related Documents"), and (b) the Bylaws of the Borrower as currently in effect;

    the restated Revolving Note for the benefit of Lender, in the form of Exhibit A attached hereto;

    a written opinion of counsel for the Borrower, addressed to the Lender, substantially in the form of Exhibit B attached hereto; and

    such other documents, agreements or instruments as Lender may reasonably request.

K. Additional Terms.

    Acknowledgment of Indebtedness under Agreement. The Borrower acknowledges and confirms that, as of the date hereof, the Borrower is indebted to the Lender, without defense, setoff, or counterclaim, in the aggregate principal amount of Zero Dollars ($0.00) under the Revolving Loan.

    Effectiveness. This Fourth Amendment is hereby deemed to be effective as of November 27, 2005.

    The Agreement. All references in the 2002 Loan Agreement to the term "Agreement" shall be deemed to refer to the Agreement referenced in this Fourth Amendment.

    Fourth Amendment and 2002 Loan Agreement to be Read Together. This Fourth Amendment supplements and is hereby made a part of the 2002 Loan Agreement, and the 2002 Loan Agreement and this Fourth Amendment shall from and after the date hereof be read together and shall constitute the Agreement. Except as otherwise set forth herein, the 2002 Loan Agreement shall remain in full force and effect.

    Loan Documents. The term "Loan Documents," as used in the Agreement, shall from and after the date hereof include the Amendment-Related Documents.

    Counterparts. This Fourth Amendment may be executed by facsimile in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

    No Novation. The terms and conditions of the 2002 Loan Agreement and the Revolving Note issued in favor of the Lender thereunder (the "Original Note") are amended as set forth in and superseded by, and, with respect to the Revolving Note only, restated in its entirety by, the Agreement as modified by this Fourth Amendment and the Revolving Note issued hereunder in favor of the Lender. It is expressly understood and acknowledged that nothing in this Fourth Amendment shall be deemed to cause or otherwise give rise to a novation of the Original Note. Notwithstanding any provision of this Fourth Amendment, any Amendment-Related Document or any Loan Document, the execution and delivery of the restated Revolving Note hereunder in favor of the Lender shall be in substitution for, but not in payment of, the original Revolving Note. All "Borrower's Liabilities" under the 2002 Loan Agreement shall in all respects be continuing and this Fourth Amendment shall not be deemed to evidence or result in a novation or repayment and re-borrowing of such "Borrower's Liabilities."

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Fourth Amendment as of the date first written above.

TAYLOR CAPITAL GROUP, INC.

By: /S/ BRUCE W. TAYLOR

Name: Bruce W. Taylor

Title: President

LASALLE BANK NATIONAL ASSOCIATION

By: /S/ RICHARD ZELL

Name: Richard Zell

Title: Vice President

EXHIBIT A

FORM OF RESTATED revolving note

$20,000,000.00 Chicago, Illinois

Restatement Date: As of November 27, 2005
Original Note Date: November 27, 2002

FOR VALUE RECEIVED, the undersigned, TAYLOR CAPITAL GROUP, INC., a Delaware corporation ("Borrower"), promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association, or the holder hereof from time to time ("Lender"), at such place as may be designated in writing by Lender, the principal sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), with interest thereon as hereinafter provided. It is contemplated that there will be advances and payments under this note (this "Note") from time to time, but no advances or payments under this Note (including payment in full of the unpaid balance of principal hereof prior to maturity) shall affect or impair the validity or enforceability of this Note as to future advances hereunder. This Note is issued pursuant to the terms of a Loan and Subordinated Debenture Purchase Agreement dated as of November 27, 2002 by and between Borrower and Lender, as amended, restated, supplemented or modified from time to time, including by that certain First Amendment to Loan and Subordinated Debenture Purchase Agreement dated as of November 27, 2003, that certain Second Amendment to Loan and Subordinated Debenture Purchase Agreement dated as of June 8, 2004, that certain Third Amendment to Loan and Subordinated Debenture Purchase Agreement, dated as of December 9, 2004, and that certain Fourth Amendment to Loan and Subordinated Debenture Purchase Agreement, dated as of January 12, 2006 (together with the Agreed Upon Terms and Procedures dated as of November 27, 2002, as may be amended, restated, supplemented or modified from time to time, said Loan and Subordinated Debenture Purchase Agreement is referred to hereinafter as the "Loan Agreement"). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

This Note represents a continuation of the indebtedness evidenced by that certain Revolving Note dated November 27, 2002 made by Borrower to the order of Lender in the principal amount of $11,500,000, which Revolving Note is amended, restated and replaced by this Note. This Note does not constitute a novation, discharge or satisfaction of the Revolving Note replaced hereby or of the indebtedness evidenced by said Revolving Note.

Interest shall accrue on all sums as advanced and outstanding from time to time under this Note and Loan Agreement as set forth in the Loan Agreement, and such interest shall be due and payable on the 27th day of each February, May, August and November as set forth in the Loan Agreement, commencing February 27, 2006. All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds.

The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable on the Revolving Loan Maturity Date. Additional principal payments shall be made in accordance with the provisions of the Loan Agreement.

This Note is issued pursuant to the terms of the Loan Agreement and is secured by and entitled to the benefits of, among other things, the Collateral Documents. In case an Event of Default (as defined under any of the Loan Agreement, the Collateral Documents, or other Loan Document) shall occur and be continuing (any of the foregoing being a "Event of Default" hereunder), the principal of this Note together with all accrued interest thereon may, at the option of the holder hereof, immediately become due and payable on demand; provided, however, that if any document related to this Note provides for automatic acceleration of payment of sums owing hereunder, all sums owing hereunder shall be automatically due and payable in accordance with the terms of that document.

Unless otherwise provided in the Loan Agreement, all payments on account of the indebtedness evidenced by this Note shall be first applied to the payment of costs and expenses of Lender which are due and payable, then to past-due interest on the unpaid principal balance and the remainder to principal.

Provided that no Event of Default then exists, this Note may be prepaid only upon those terms and conditions set forth in the Loan Agreement.

If any interest payment required hereunder is not received by Lender on or before the 25th day after the date on which it becomes due, Borrower shall pay, at Lender's option, a late or collection charge equal to 4% of the amount of such unpaid interest payment.

From and after the Revolving Loan Maturity Date, or such earlier date as all sums owing on this Note become due and payable by acceleration or otherwise, or after the occurrence of an Event of Default, interest shall be computed on all amounts then due and payable under this Note at a "Default Rate" equal to 3% per annum (based on a 360-day year and charged on the basis of actual days elapsed) in excess of the interest rate otherwise accruing under this Note.

If any attorney is engaged by Lender to enforce or defend any provision of this Note or any of the other Loan Documents, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand all attorneys' fees and expenses, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys' fees and expenses had been added to the principal.

No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Note or any of the other Loan Documents shall constitute a waiver of any breach, default or failure of condition under this Note, the Loan Agreement or any of the other Loan Documents or the obligations secured thereby. A waiver of any term of this Note or any of the other Loan Documents or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the Loan evidenced by this Note, the terms of this Note shall prevail.

Except as otherwise provided in the Loan Agreement, Borrower expressly waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of late charges, and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note. In addition, Borrower expressly agrees that this Note and any payment coming due hereunder may be extended from time to time without in any way affecting the liability of any such party hereunder.

Time is of the essence with respect to every provision hereof. This Note shall be construed and enforced in accordance with the laws of the State of Illinois, except to the extent that federal laws preempt the laws of the State of Illinois, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any federal or State court within the State of Illinois having proper venue and also consent to service of process by any means authorized by Illinois or Federal law. Any reference contained herein to attorneys' fees and expenses shall be deemed to be to reasonable fees and expenses and to include all reasonable fees and expenses of in-house or staff attorneys and the reasonable fees and expenses of any other experts or consultants.

All agreements between Borrower and Lender (including, without limitation, this Note and the Loan Agreement, and any other documents securing all or any part of the indebtedness evidenced hereby) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, the Loan Agreement or any other documents securing all or any part of the indebtedness evidenced hereby at the time performance of such provisions shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such applicable laws, and if, for any reason whatsoever, Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal of this Note (whether or not then due and payable) and not to the payment of interest or refunded to Borrower if such principal has been paid in full.

Any notice which either party hereto may be required or may desire to give hereunder shall be governed by the notice provisions of the Loan Agreement.

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BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER'S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

IN WITNESS WHEREOF, the undersigned has executed this Note or caused this Note to be executed by its duly authorized representative as of the date first above written.

TAYLOR CAPITAL GROUP, INC.

By:

Name:

Title:

EXHIBIT B

FORM OF LEGAL OPINION

January ___, 2006

LaSalle Bank National Association

135 South LaSalle Street

Chicago, Illinois 60603

Re: Fourth Amendment to Loan and Subordinated Debenture Purchase Agreement

Ladies and Gentlemen:

We have acted as special counsel to Taylor Capital Group, Inc., a Delaware corporation (the "Company"), in connection with the execution and delivery of that certain Fourth Amendment to Loan and Subordinated Debenture Purchase Agreement dated as of January __, 2006 (the "Amendment"), amending that certain Loan and Subordinated Debenture Purchase Agreement dated as of November 27, 2002, as amended by that certain First Amendment to Loan and Subordinated Debenture Purchase Agreement dated as of November 27, 2003, further amended by that certain Second Amendment to Loan and Subordinated Debenture Purchase Agreement dated as of June 8, 2004, further amended by that certain Third Amendment to Loan and Subordinated Debenture Purchase Agreement dated as of December 9, 2004 (the "Credit Agreement") by and between the Company and LaSalle Bank National Association, a national banking association ("Lender"). This opinion is being delivered pursuant to Section J(iv) of the Amendment. Terms used herein and otherwise undefined shall have the meanings ascribed thereto in the Credit Agreement, as amended, supplemented, modified and restated from time to time, including by the Amendment.

In rendering the opinions set forth herein, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company, and have made such other investigations, as we have deemed relevant and necessary as a basis for such opinions. As to questions of fact material to the opinions set forth herein, we have relied, to the extent we have deemed reliance appropriate, without investigation, upon said certificates of public officials and of officers of the Company and representations and warranties of the Company in the Amendment.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a) the Amendment;

(b) a certified copy of the certificate of incorporation and by-laws, of the Company;

(c) a certified copy of certain resolutions of the Board of Directors of the Company dated January __, 2006;

(d) a certificate dated January 3, 2006, from the Secretary of State of the State of Delaware as to the Company's existence and good standing in the State of Delaware;

(e) a certificate dated January __, 2006, from the Secretary of State of the State of Illinois with respect to the good standing and qualification of the Company in the State of Illinois; and

(f) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below herein.

As used in this Opinion Letter the term "Applicable Laws" shall mean those laws, rules and regulations of the State of Illinois, the General Corporation Law of the State of Delaware, as amended, and the laws, rules and regulations of the United States of America and the term "Governmental Approval" shall mean any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Agency pursuant to an Applicable Law.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware. Based solely on our examination of the certificate described in clause (e) above, the Company is qualified to transact business as a foreign corporation and is in good standing in the State of Illinois. The Company has the requisite power to conduct its business and activities as they are presently conducted.

2. The Company has corporate power and authority to enter into and perform its obligations under the Amendment.

3. The Amendment has been duly authorized, executed and delivered by the Company. The execution and delivery of the Amendment and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate actions on the part of the Company.

4. The Amendment constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms under Applicable Laws.

5. The execution and delivery by the Company of the Amendment, and the performance by the Company of its obligations thereunder, will not (a) violate the certificate of incorporation, charter or by-laws of the Company, (b) violate any Applicable Laws, (c) result in a breach or default under any of the contracts or instruments identified on Exhibit A hereto or, to our knowledge, any other contractual obligation of the Company or (d) other than as set forth in the Pledge Agreement, result in the creation of any lien or other encumbrance upon or with respect to any of the assets or property of the Company pursuant to Applicable Law or, to our knowledge, pursuant to any contractual obligation of the Company.

6. As of the date of this Opinion Letter, no Governmental Approval, or to our knowledge, consent, approval, order or authorization of, or registration, declaration or filing with, any other Person is required for the execution, delivery or performance by the Company of the Amendment.

Our opinions are subject to the following assumptions and qualifications:

(a) Members of our firm are admitted to the bar of the State of Illinois. We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of Illinois, (ii) the General Corporation Law of the State of Delaware, as amended and (iii) laws of the United States of America. Our opinions in paragraph 1 with respect to "good standing" are based solely on our review of good standing certificates from the applicable governmental authority of the applicable States referred to in such paragraph. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level).

(b) Except with respect to the Amendment, we have assumed: the accuracy and completeness of all documents and records that we have reviewed; the legal capacity of natural persons; the authenticity of all records, documents and instruments submitted to us as originals; the conformity to original records, documents and instruments of all records, documents and instruments submitted to us as certified or photostatic copies; and the authenticity of the originals of such copies. We have assumed the genuineness of all signatures (other than those of the Company).

(c) We have assumed the Amendment constitutes the legal, valid and binding obligation of each party other than the Company (the "Other Parties") to the Amendment, enforceable against such Other Parties in accordance with its terms, and that each of the Other Parties has complied with all legal requirements that are applicable to it that (i) affect the transactions described in the Amendment or are necessary to make the Amendment enforceable against it, or (ii) pertain to its status as such status relates to its rights to enforce the Amendment against the Company.

(d) We have assumed that: (i) the conduct of the parties to the Amendment complies with any requirement of good faith, fair dealing and conscionability; (ii) the conduct of the parties to the Amendment complies with all applicable fiduciary duties; (iii) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence; and (iv) all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies or self-regulatory bodies applicable to our opinions contained herein are generally available to lawyers practicing in Illinois and are in a format that makes legal research feasible assuming the use of research technology generally available to and utilized by large, national law firms headquartered in Chicago, Illinois.

(e) Our opinions are subject to the effect of (i) laws relating to bankruptcy, reorganization, insolvency, receivership, moratorium, fraudulent transfer and conveyance, and other similar laws now or hereafter in effect relating to or limiting creditors rights generally, (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (iii) the availability of specific performance, injunctive relief, or any other equitable remedy being subject to the discretion of a court of competent jurisdiction.

(f) Applicable state and federal laws, court decisions and constitutional requirements may limit or render unenforceable certain of the rights, provisions and remedies purportedly available under the Amendment or delay or increase the costs of the enforcement thereof. It is our opinion, however, that none of the foregoing laws, decisions or requirements will materially interfere with the practical realization of the principal benefits intended to be provided by the Amendment.

(g) In basing the opinions and other matters set forth herein to "our knowledge", the words "our knowledge" signify that, in the course of our representation of the Company, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the documents, certificates, reports, and information on which we have relied are not accurate and complete. We have undertaken no independent investigation or verification of such matters. The words "actual knowledge" and "actual notice" are intended to be limited to the actual knowledge of the lawyers within our firm who have rendered legal services to the Company.

This opinion is being furnished to you as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion is being furnished only to you in connection with the Amendment and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without our prior written consent; provided, that each assignee of a Lender under the Credit Agreement pursuant to Section 9.2 thereof may rely on this opinion with the same effect as if it were originally addressed to such assignee as of the date hereof.

EXHIBIT A TO OPINION LETTER

Applicable Contracts

The Indenture